SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  March 24, 2000
                        Commission File Number:  0-17020


                             Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                 Nevada                               87-0429944
     (State or other jurisdiction of                (IRS Employer
     incorporation or organization)               Identification No.)


           50 West Broadway, Suite 501
           Salt Lake City, Utah                               84101
     (Address of Principal Executive Offices)               (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                              (801) 350-0587


                                     N/A
     (Former name, former address, and formal fiscal year, if changed since last report)


                              ITEM 5. OTHER EVENTS

     Sensar Corporation issued the following press release on March 24, 2000.

     Salt Lake City, UT, March 24, 2000 - Sensar Corporation (Nasdaq symbol "SCII") confirmed today that Net2Wireless has completed a $29 million private placement which will convert into an aggregate of 1,041,140 shares of Sensar at the time of the merger. Among American and international firms who participated in this round of financing were SAC Capital, AENENEAS Portfolio, Kairos Fund Ltd. from Italy, Banque Multi Commerciale of Switzerland,
Janon Holdings, B.V. of Holland, and Elkanit Development Ltd. in Israel.

     Mr. Landa, CEO of Sensar, also announced that because of the additional funding Sensar had elected to exercise its option to proceed with the acquisition of 100% of Net2Wireless. In connection therewith, Sensar has agreed to increase the number of shares to be issued to Net2Wireless and options to be assumed by a factor of 7.4% to 17,185,183 shares, plus the new private placement shares, and 14,835,390 options (including the option held by Partner Communications Company, Ltd. for 3,020,576 shares).

     Nechemia Davidson, CEO of Net2Wireless said, "We view the completion of the private placement as a sign of confidence in the Company's vision and technology. We believe that the funding will accelerate our efforts to become a leader in the field of Value Added Services for the wireless carriers. Net2Wireless will use the funds to increase research and development, marketing, and new business development worldwide."

     Net2Wireless has developed a technology designed to enable digital cellular operators to provide applications that would typically be provided through a 3G network, using 2G existing infrastructure and mobile devices such as PDA's, smart mobile phones, and hand held computers, all over one backbone. Net2Wireless technology utilizes state-of-the-art digital content compression, advanced pattern recognition technology, and innovative streaming communication technology, supporting scalable communications from 9600 bps and higher, using ultra-low bandwidth.

     This technology is designed to allow the cellular operator to provide content transmission and wireless multimedia, without bandwidth and infrastructure limitations, to its existing customers.

     Additional information concerning Net2Wireless can be found at its website at www.net2w.com.

     This press release contains certain forward-looking statements concerning the potential merger between Sensar and Net2Wireless, which is subject to a number of conditions, including obtaining shareholder approval and the satisfaction of other contractual conditions, that may or may not be met. In addition, it contains forward looking statements about the potential products of Net2Wireless which are still in the development stage and have not yet been tested in a commercial setting. These products are subject to all the risks associated with a new market introduction including technical feasibility, efficacy, market acceptance, acceptable pricing structures, and broad based consumer demand. The above statements are not meant to be predictions of the future and are subject all of the uncertainties set forth above and many others that may develop in the future. For a discussion of the contingencies and uncertainties to which the information concerning future events is subject, please refer to Sensar's report on Form 10-K for December 31, 1998, and other SEC reports.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 24, 2000           SENSAR CORPORATION


                                 By   /s/ Howard S. Landa
                                   Howard S. Landa, Chairman of the Board
                                   (Chief Executive Officer and
                                   Principal Financial and Accounting Officer)